Exhibit 99.2

Company Introduction July 2019

Disclaimer 2 This investor presentation (“Investor Presentation”) is for informational purposes only and does not constitute an offer to s ell , solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of Chardan Healthcare Acquisition (“CHAC”) or BiomX Ltd. (“BiomX”) or any of BiomX or CHAC’s affiliate sec urities (as such term is defined under the U.S. federal securities laws). The information contained herein does not purport to be all - inclusive and is qualified in its entirety by the definitive merger agreement entere d into July 16, 2019 filed by CHAC on a Current Report on Form 8 - K on July 17, 2019 . The data contained herein is derived from various internal and external sources. No representation is made as to the reasonablene ss of the assumptions made within or the accuracy or completeness of any other information contained herein. All levels, prices and spreads are historical and do not represent current market levels, price s o r spreads, some or all of which may have changed since the issuance of this document. Any data on past performance, modeling contained herein is not an indication as to future performance. CHAC and BiomX assume no o bli gation to update the information in this Investor Presentation. Neither CHAC or BiomX accepts any liability whatsoever for any losses arising from the use of this Investor Presentation or reliance on the i nfo rmation contained herein. Nothing herein shall be deemed to constitute investment, legal, tax, financial, accounting or other advice. This Investor Presentation is being provided for use only by the intended recipie nt . No representation or warranty (whether expressed or implied) has been made by CHAC, BiomX or any of their respective affiliat es with respect to the matters set forth in this Investor Presentation, and the recipient disclaims any such representation or warranty. Only those particular representations and warranties of CHAC, BiomX or any of the ir respective affiliates made in a definite written subscription agreement, if any, regarding the matters set forth in this Investor Presentation (which will not contain any representation or warranty relating to this Investor Presentation or information contained in or omitted from this Investor Presentation) when and if executed, and subject to such limitations and restrictions as specified therein, shall have any leg al effect. At any time upon the request of CHAC for any reason, recipient shall promptly deliver to CHAC or securely destroy this Investor Presentation and any other documents furnished to recipient by or on behalf of CHAC or BiomX without keeping any copies, in whole or part, thereof.

# Disclaimer Continued

**Forward-Looking Statements**

This Investor Presentation includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "forecast," "intend," "target," "believe," will," "expect," "estimate," "plan," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements about our beliefs and expectations and the estimated financial information and other projections contained herein. Examples of forward-looking statements include, among others, statements made in this Investor Presentation regarding the revenues, earnings, performance, strategies, prospects and other aspects of the business of BiomX, CHAC or the combined company after completion of the proposed transaction ("the Business Combination"). Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management's current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event that could give rise to the termination of the merger agreement between CHAC and BiomX (the "Merger Agreement") with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against CHAC, the combined company, or others following the announcement of the Business Combination and the Merger Agreement; (3) the inability to complete the Business Combination due to the failure to obtain approval of CHAC's stockholders or to satisfy other conditions to closing in the Merger Agreement; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations; (5) the ability to meet NYSE American listing standards following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of BiomX as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with third parties and partners, obtain adequate supply of raw materials and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that BiomX or the combined company may be adversely affected by other economic, business, regulatory, and/or competitive factors; (11) BiomX estimates of expenses; (12) the impact of foreign currency exchange rates and interest rates fluctuations on the results of BiomX or the combined company; and (13) other risks and uncertainties indicated in this Investor Presentation under "Risks Related to Projections and Pro Forma Presentation," the proxy statement of CHAC (the "Proxy Statement") to be filed by CHAC with the Securities and Exchange Commission (the "SEC") in connection with the Business Combination, including those under "Risk Factors" therein, and other documents filed or to be filed from time to time with the SEC by CHAC. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. CHAC and BiomX undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

**Industry and Market Data**

In this Investor Presentation, BiomX relies on and refers to information and statistics in the sectors in which it intends to compete. BiomX obtained this information and statistics from third-party sources believed to be reliable, including reports by market research firms. BiomX has supplemented this information where necessary with its own internal estimates, taking into account publicly available information about other industry participants and its management's best view as to information that is not publicly available. Neither BiomX nor CHAC has independently verified the accuracy or completeness of any such third-party information.

BiomX

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Chardan Healthcare Investment Criteria Upcoming catalysts to drive valuation post - business combination Actively considering public listing Public - company - ready management team $200 - $500mm IPO valuation Venture - backed healthcare company in the biopharma or digital health sector 4

# Transaction Overview: CHAC Merging with BiomX Ltd.

## Business combination creates a leading publicly traded microbiome discovery company

### Transaction Summary[1]

- CHAC to merge with BiomX Ltd. to create a publicly-listed company focused on delivering novel microbiome-based technologies designed to improve the appearance of acne-prone skin[2] and treat conditions such as inflammatory bowel disease, primary sclerosing cholangitis, and cancer
- *Pro forma* valuation of $254 million
- ~$99 million of post-transaction cash
- BiomX securityholders to roll 100% of their vested equity holdings in the transaction, resulting in ~73% *pro forma* ownership post merger
- 16.625 million shares[3] to be issued to BiomX securityholders at $10.00 per share
- Earn-out provision provides certain shareholders of BiomX additional potential milestone-based equity consideration as follows:
  - 6,000,000 in total potential earn-out shares if the share price exceeds each of $16.50, $22.75 and $29.00 by FYE21, FYE23 and FYE25, respectively[4]

### Post Transaction Ownership


CHAC Sponsors 7%
CHAC Public Shareholders 20%
BiomX Initial Shareholders 73%

BiomX

*(1) Assuming no redemptions from the CHAC shareholders.*
*(2) For brevity, from here forward in this presentation we use the term "acne" to mean acne-prone skin.*
*(3) Includes vested securities convertible into CHAC shares.*
*(4) Based on VWAP during any 20 out of a 30-day period.*

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# Transaction Summary[1]

| Pro forma valuation | |
|---|---|
| Illustrative share price (per share) | $10.00 |
| Vested securities outstanding (million) | 25.375 |
| **Equity Value** | **$253,750,000** |
| **Estimated post-close cash on Balance Sheet** | **$99,000,000** |

| Sources of Funds | |
|---|---|
| CHAC Cash in Trust | $70,000,000 |
| BiomX Shareholder Equity Rollover | $166,250,000 |
| Sponsor Promote | $17,500,000 |
| **Total Sources** | **$253,750,000** |

| Uses of Funds | |
|---|---|
| Equity Issued to BiomX Shareholders | $166,250,000 |
| Additional cash to BiomX Balance Sheet | $69,000,000 |
| CHAC Estimated Transaction Costs | $1,000,000 |
| Sponsor Promote | $17,500,000 |
| **Total Uses** | **$253,750,000** |

| Pro Forma Ownership with Earn-out to BiomX and % total ownership (1) (Millions of shares) | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| | Pro Forma Share Price, per share | | | | | | | |
| | $10.00 | | $16.50 | | $22.75 | | $29.00 | |
| | Shares | % | Shares | % | Shares | % | Shares | % |
| BiomX Initial Shareholders | 18.625 | | 18.625 | | 18.625 | | 18.625 | |
| Earn-out Shares, cumulative | | | 2.000 | | 4.000 | | 6.000 | |
| BiomX Initial Shareholders | 18.625 | 73% | 20.625 | 70% | 22.625 | 70% | 24.625 | 70% |
| CHAC Public Shareholders | 5.000 | 20% | 6.061 | 21% | 6.731 | 20% | 7.112 | 20% |
| CHAC Sponsors | 1.750 | 7% | 2.629 | 9% | 3.184 | 10% | 3.500 | 10% |
| Pro Forma Shares Outstanding | 25.375 | 100% | 29.315 | 100% | 32.540 | 100% | 35.237 | 100% |

BiomX

*(1) Assuming no redemptions from the CHAC shareholders, giving effect to warrants to exercisable at $11.50 per share, using treasury method to calculate fully diluted shares outstanding and 2 million shares of currently outstanding CHAC shares purchased at closing by current BiomX investors.*

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Phage: A disruptive technology targeting significant market opportunities • The customized (natural and engineered) phage platform is disruptive and has a long history of use in humans and animals 1 • Investment momentum in phage modality has been seen in recent months • Acne is a significant initial opportunity, with a potential cosmetic commercialization path (Approximately a $4 bn global cos met ic market 2 ) • IBD, primary sclerosing cholangitis (an orphan indication), and oncology are significant opportunities Investors: Robust science fuels support from leading life sciences and strategic investors • The platform and IP portfolio originate from leading scientists at MIT and the Weizmann Institute • Strong support exists from institutional life sciences investors • BiomX insiders include big biopharma investors, which could support meaningful future partnerships Catalysts: Several value inflection points (acne, IBD, PSC) over an expected 2 - 3 - year period • ~$100mm of post - transaction cash offers certain clinical valuation inflection points • Platform PoC acne data read out expected in 1Q20, with PoC expected to follow in IBD (2020) and PSC (2021) • Performance is likely on microbiome sector macro, given modest valuation and upcoming clinical data Executive Summary 7 (1) Kortright et al. (2019), Cell Host & Microbe; Schmidt et al. (2019), Nature Biotechnology (2) Global Anti Acne Cosmetics Industry Market Research Report 2019, Wise Guy Reports

Leadership Team 8 Ectel Ltd Management Team Jonathan Solomon CEO and Board Member Assaf Oron CBO Sailaja Puttagunta, MD CMO Sigal Fattal 1 CFO Scientific Founders Prof. Rotem Sorek Prof. Eran Elinav Prof. Timothy K. Lu POC Ltd ChondroSite (1) Following the closing of the transaction Sigal Fattal will transition from the CFO role.

Board of Directors Rob Woodman, PhD Erez Chimovits Zeev Zehavi Henk Brulleman Eric de La Fortelle, PhD Yaron Breski Leadership Team 9

We develop precision medicines in the microbiome sector using customized phage therapies that target harmful bacteria in chronic diseases such as IBD and cancer. Mission Statement 10

Technology • Phag e discovery platform • Proprietary synthetic biology capabilities • Cutting - edge data science • In - house manufacturing Pipeline • Initial 4 programs: acne, IBD, PSC (a liver disease), colorectal cancer • Phase I data in acne expected in Q1 2020 • Phase I data in IBD expected in H2 2020 • Phase I/II data in PSC expected in 2021 Exclusive access to novel targets • Proprietary targets in IBD and PSC • Target discovery and validation platform steered by cutting - edge research of scientific founders Partnerships • Acne collaboration with leading global cosmetic company • Biomarker discovery in IBD for key Janssen (J&J) IBD drug Leading l ife science and strategic investors Unique Position 11

Acne Propionibacterium acnes is associated with acne vulgaris Fitz - Gibbon et al. (2013), J Invest Dermatology IBD Klebsiella pneumoniae strains cause aberrant activation and stimulation of the immune system Atarashi et al. (2017), Science PSC Klebsiella pneumoniae strains in duce leaky gut and initiate liver inflammat ion and fibrosis Nakamoto et al. (2019), Nature Microbiology Colorectal cancer Reducing Fusobacterium load results in reduced cancer cell proliferation and tumor growth Bullman et al. (2017), Cell Growing Evidence of Harmful Bacteria Role in Acne and Chronic Diseases 12

Phage • Nature’s Precision Targeting Vector Phage bind only to specific bacterial strains Phage have an amplifying lifecycle Locate Inject Infect Multiply Assemble Eradicate Seek 1 2 3 4 5 6 7 13 Source: Kortright et al. (2019), Cell Host & Microbe

# Phage Technology Platform

## Phage Hunting

- Sample sourcing
- Automated sample processing
- SynBio prophage extraction

## Phage Engineering (SynBio)

- Host range expansion
- Lysogenic to lytic
- Payload incorporation


Customized
Phage Cocktail

## Cocktail Optimization

- Multi-dimensional optimization *in vitro* and *in vivo*: host range, biofilm, resistance, receptor analysis, toxic genes

BiomX

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Expanding phage host range against multiple targets Proprietary Synthetic Biology Capabilities Phage A Phage B Phage C 2 different bacterial targets KP  KP  Phage synthetic engineering Lysogenic Lytic Repressor d eletion Lysogenic to lytic Switching phage mode of action from lysogenic to lytic 15 KP  KP 2 Source: Internal experiments

Phage discovery Preclinical Phase I Phase II Partners Product Candidates Acne • BX001 1 Global cosmetics company IBD • BX002 PSC • BX003 Colorectal cancer Pipeline • Pre - IND meeting expected 2H20 • Phase I/II results expected 2H21 • Pre - IND meeting expected 2H19 • Phase I results expected 2H20 • Phase I results expected 1Q20 • Phase II results expected 2H20 Biomarker discovery Validation Development Diagnostics IBD (responder/ non - responder) 16 (1) BX001 is intended to be developed and commercialized as a cosmetic

Acne • Indication Offers Quick Phage Platform POC • Strong rationale for phage approach: Biology underpins efficient eradication of P. acnes • Will run clinical trial in collaboration with a leading multi - national cosmetic company • Approximate $4 billion global cosmetic market exists 1 17 (1) Global Anti Acne Cosmetics Industry Market Research Report 2019, Wise Guy Reports

Acne • BX001 Product Attributes • Active in - vitro on 96% of tested P. acnes clinical strains • Active in - vitro on antibiotic - resistant strains • Self - amplifying: 50 - 100 phage per bacteria killed • Penetrates biofilm (in contrast to antibiotic erythromycin) • Highly specific: Does not affect other skin microbiome bacteria • Proprietary gel formulation BX001 A topical gel containing natural phage against P. acnes to modulate skin microbiome 18 Sources: Internal experiments;

BX001 eradicates P. acnes Phage cocktails penetrate biofilm 0 0.2 0.4 0.6 0.8 1 1.2 0 30 60 90 120 150 Optical Density Hours Non - infected acne strain BX001 Acne • BX001 Pre - clinical Results 19 Source: Internal experiments

# **Acne** • BX001 Pre-clinical Results

| **Release of active phage from gel on *P. acnes* bacterial lawn** | **Release of active phage from gel on human skin artificially infected with *P. acnes*** |
|---|---|


PA1 lawn
*P. acnes* lawn
Cleared area after gel application

**Black:** Where gel with BX001 was applied
**Red:** Area of phage activity (eradicated *P. acnes*)


Effect of phage on *P. acnes* colonized skin
10000.00
1000.00
100.00
10.00
1.00
cfu/cm²
*
*
Bacterial reduction on human skin after gel application
Single application
Repeat application
Single application
Repeat application
Placebo
Formulated BX-001

*P<0.05

*Source: Internal experiments*

BiomX

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# Acne • BX001 Planned Clinical Trials

| Phase I | Phase II |
|---|---|
| **4-week study (placebo-controlled)** | **8-week study (placebo-controlled)** |

### Phase I

**4-week study (placebo-controlled)**

- **Objectives**
  - i. Safety
- **Exploratory endpoints**
  - i. Reduction of *P. acnes* (efficacy)
  - ii. Skin microbiome evaluation
  - iii. Lesion numbers (efficacy, trend)
- **75 patients total over 3 cohorts**
  - – 2 doses + 1 placebo (vehicle)
  - – 25 patients per cohort

### Phase II

**8-week study (placebo-controlled)**

- **Objectives**
  - i. Safety and efficacy
- **Endpoints**
  - i. Reduction of *P. acnes* (efficacy)
  - ii. Skin microbiome evaluation
  - iii. IGA and lesion numbers (efficacy)
- **100 patients total over 2 cohorts**
  - – 1 dose + 1 placebo (vehicle)
  - – 50 patients per cohort


Phase I
Phase II
2Q19
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20

BiomX

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# IBD • Targeting Pro-inflammatory *Klebsiella* Strains

Science

**Pro-inflammatory *Klebsiella* strains affect IBD pathology**


Disease state
Induce inflammation
TH1

**Inflammatory induction is seen in GF mice**


GF + 7 other mix
10.7
GF + target strain
32.4
TH1
IFN-g
IFN-g

**Higher abundance of *Klebsiella* strains in IBD patients**


Abundance of Klebsiella strains
% relative
PRISM
UPenn
CD
UC
non-IBD
CD
non-IBD

**Activity of bacterial target confirmed by BiomX**

Source: *Atarashi et al. (2017), Science*

BiomX

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# PSC • *Klebsiella* Identified as Novel Pathobiont

nature microbiology

## Discovery approach



Fecal samples From PSC patients

Metagenomic analysis of gut microbiota composition

GF mice



Humanized microbiota mice



Analysis of immune response

## Th17 is induced in livers of GF mice inoculated with fecal samples from PSC patients


Liver
Th17
% IL-17+ / CD4
10
8
6
4
2
0
GF H1 H2 H3 H4 P1 P2 P3 P4 P5 U1 U2 U3 U4 U5
Healthy
PSC patients
Colitis patients

## KP isolated from mice's lymph nodes colonized with patient samples


Liver
MLN
Spleen
SPF mice
ND
ND
HC-gnotobiote
ND
ND
PSC/UC-gnotobiote
ND
ND

***Klebsiella pneumoniae*** **plays a gating role**

***Klebsiella pneumoniae*** **(KP) is a specific gut pathobiont of PSC that is an intestinal barrier disrupter and is pro-inflammatory (*"leaky gut"*)**

*Source: Nakamoto et al. (2019), Nature Microbiology*

BiomX

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PSC • Bacterial Pathogens Contribute to Orphan Liver Disease 24 PSC (primary sclerosing cholangitis) Characterized by stricturing of bile ducts that impedes the flow of bile to the intestines and gradually leading to cirrhosis of the liver and liver failure. • ~30,000 patients in the US • 10 – 15 years until liver transplant is required • No existing therapy to avoid eventual liver transplant • Evidence that manipulation of the microbiome impacts the disease • High abundance of bacteria found in bile fluid of patients • A majority of PSC patients suffer from ulcerative colitis Hepatology. (2013) Dec;58(6):2045 - 55, UpToDate, MedScape Source: NEJM 2016, PSC Review, LaRusso and Lazaridis

How a phage cocktail overcomes resistance Infection dynamics of phage cocktails ( in vitro ) Sub - optimal cocktails: Resistant strains Comparing various phage cocktail combinations (no phage) Optimized cocktails: No - resistant strains Bacteria target Phage cocktail Phage cocktails are rationally optimized to prevent resistance by targeting multiple bacterial receptors and defense mechanisms 25 BX002 for IBD • Looking to Address Resistance by Using Phage Cocktails Source: Internal experiments

BX002 for IBD • Cocktail Composition Drives Activity 1 st - generation phage cocktail (in - vivo) 2 nd - generation phage cocktail (in - vivo) Adding 2 phages with new MOA Control 2 nd - gen cocktail Application of phage Fecal bacterial load Mucosa LOD 1 st - gen cocktail Control Application of phage Fecal bacterial load 26 0 2 4 6 8 10 10 0 10 2 10 4 10 6 10 8 10 10 Day from inoculation C F U / g r s t o o l Control Composition 4 10 0 10 2 10 4 10 6 C F U / g r t i s s u e *P < 0.01 * * *P< 0.05 ; **P < 0.001 ** Phage cocktail Control Source: Internal experiments

IBD • Planned Clinical Development - Phase 1 Study Phase 1a/b Study objectives ▪ Primary: • Safety and tolerability of orally - administered BX002 ▪ Secondary: • Reduction of target bacteria levels in stool • Evaluation of microbial composition in stool ▪ Exploratory: • Local inflammatory Population ▪ Target bacteria carriers – patients or healthy individuals Cohorts ▪ 30 - 45 patients across 3 cohorts ▪ 2 dose levels + placebo (vehicle) ▪ 10 - 15 patients per cohort Treatment route, duration ▪ Oral route ▪ 4 weeks, daily administration Stool t est BX 002 Phage treatment Patient A Specific qPCR companion diagnostic Target bacteria 27

28 + = Immune checkpoint inhibitors Effect on tumor “Cold” tumor “Hot” tumor + = Immune checkpoint inhibitors Effect on tumor CRC • Most Colorectal Cancer (CRC) Patients Do Not Respond to Immunotherapy Sources: Vareki (2018), Journal for immunotherapy of Cancer; Galon et al. (2019), Nature Reviews/Drug Discovery

29 Numerous observations of bacteria residing inside tumors bacteria F. nucleatum Tumor Bachrach et al. (2016) , Cell Host & Microbe Kostic et al. (2013), Cell Host & Microbe CRC • Bacteria Residing Inside Tumors Offer a Novel Targeted Intervention to “Uncloak” Tumors to “Hot”

Experimental outline Results – Mice tumor qPCR analysis Termination: 24h after IV administration of phage, followed by qPCR analysis of the tumor for presence of phage and F. nucleatum CT26 SC inoculation + / - F. nucleatum + / - Phage Detection of lysogenized intra - tumor F. nucleatum demonstrates phage delivered IV reached bacteria within tumor microenvironment and integrated stably into host bacteria genome 30 CRC • IV Delivery of Phage to Intra - tumor Bacteria has been Demonstrated Source: Internal experiments

Phage are designed to carry payload targeting intra - tumor bacteria Phage cocktail with a payload turns cold tumors into hot CRC • Engineered Phage Designed to Bring Immune - stimulating Payload to Bacteria in Tumors + = Immune checkpoint inhibitors Effect on tumor “Cold” tumor “Cold” tumor “Hot” tumor + = Immune checkpoint inhibitors Effect on tumor 31 Add payload using SynBio + new gene Phage cocktail Phage cocktail Phage cocktail IV

# Key Catalysts

| | 1H19 | 2H19 | 1H20 | 2H20 | 1H21 | 2H21 |
|---|---|---|---|---|---|---|
| **Acne** | Mfg. | Phase I starts | Phase I Results | Phase II results | Prep large-scale mfg. | **Prep large-scale mfg.** |
| **IBD** | Phage cocktail | Pre-IND meeting | Mfg. | Phase I results | **Phase II starts** | **Interim results** |
| **PSC** | Phage discovered | Phage cocktail | Pre-IND meeting | Mfg. | **Phase I/II starts** | **Interim results** |

BiomX

32

Transaction and Valuation Summary

• Pro forma valuation of $ 254 million – ~$ 99 million of post - transaction cash on the combined company balance sheet to pursue clinical and commercial development • BiomX securityholders to roll 100 % of their vested equity holdings in the transaction ‒ Holders exchange all BiomX vested securities for 16.625 million CHAC shares 2 at $ 10.00 per share ‒ Certain BiomX Shareholders are also purchasing an additional 2.000 million CHAC shares directly from current CHAC shareholders via purchase and sale agreements ‒ Results in BiomX vested securityholders with approximately 73 % ownership post - merger • Earn - out provision provides certain shareholders of BiomX additional potential milestone - based equity consideration as follows 3 : – Additional 2.0 million shares if share price exceeds $ 16.50 by fiscal year 2021 – Additional 2.0 million shares if share price exceeds $ 22.75 by fiscal year 2023 – Additional 2.0 million shares if share price exceeds $ 29.00 by fiscal year 2025 Transaction Highlights 1 34 (1) Assuming no redemptions from the CHAC shareholders. (2) Includes vested securities convertible into CHAC shares. (3) Based on VWAP during any 20 out of a 30 - day period.

Risks Related to Projections and Pro Forma Presentation 35 The inclusion of the CHAC projections for BiomX in the Proxy Statement and the inclusion in this Investor Presentation of cer tai n analyses referencing such projections should not be regarded as an indication that BiomX, CHAC or their respective advisors or other representatives co nsi dered or consider the projections to be necessarily predictive of actual future financial performance or events, and the projections should not be rel ied upon as such. BiomX is a preclinical stage microbiome company expecting to start a first clinical trial by the end of 2019, and as such does not ye t have any revenue - generating products, and thus does not make public its long - term financial forecasts driven by the potential of its phage produc ts. In connection with BiomX’s Board of Directors’ evaluation of the Business Combination, BiomX’s management did not prepare long - range, risk - adjusted revenue projections but did provide expense estimates for the years 2019 through 2022, which were based on numerous assumptions and qualifications believ ed by BiomX to be reasonable. CHAC conducted additional analyses, independently of BiomX , to assess the risk - adjusted revenue prospects of acne (assuming the product candidate will be marketed as a cosmetic), IBD, PSC, and colorectal cancer products by relying on assumptions, none of which wer e approved by BiomX , about the robustness of BiomX’s technologies, the likelihood of the emergence of phage as a therapeutic platform, regulatory postures around phage technology , and individual product probabilities of success, launch timing, pricing, pricing growth, market growth, phage market penetrat ion , BiomX product candidates market share, effects from competition and certain other factors affecting the commercial prospects of BiomX’s product candidates. Factors considered and assumptions made by CHAC are extremely uncertain and difficult to predict, with many being beyond the con trol of BiomX or its competitors. CHAC thought it appropriate to prepare forecasts representing three cases (A, B, and C) reflecting a range of ri sk - adjusted commercial outcomes on BiomX’s portfolio of product candidates, none of which has received any regulatory or marketing approvals. As such, there can be no c er tainty that the projections presented will be realized or that BiomX will ever receive regulatory approvals required in connection with any p rod uct candidates or achieve profitability. Case A: Limited market acceptance of BiomX product pipeline Case B: Moderate market acceptance of BiomX product pipeline Case C: Wide market acceptance of BiomX product pipeline The projections below were not prepared for the purposes of public disclosure, nor for adherence to compliance with published gu idelines of the SEC, nor for U.S. generally accepted accounting principles or other foreign or international accounting standards. In addition, the projec tio ns below were prepared by CHAC without the assistance, compilation, examination, or other review by independent accountants.

Risks Related to Projections and Pro Forma Presentation (continued) 36 There may be differences between actual and projected results, and the differences may be material. The risk that these uncer tai nties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased by the length of time over which the se assumptions apply. The failure to achieve assumptions and projections in early periods could have a compounding effect on the projections shown for the late r p eriods. Thus, any such failure of an assumption or projection to be reflective of actual results in an early period could have a greater effect on t he projected results failing to be reflective of actual events in later periods. BiomX is a preclinical stage company, without a regulatorily - approved product, and as discussed in the Proxy Statement, its busi ness is subject to numerous risks. In the context of a preclinical stage company projections are inherently unreliable given the many variables, especially in later years, that may affect results. All projections are “forward - looking statements” within the meaning of the “safe harbor” provisions of the US Private Securities Litigation Reform Act of 1995 . See “Forward - Looking Statements” in this Investor Presentation.

Merger Valuation versus DCF Analysis 37 Discounted Cash Flow Analysis, based on forecasts prepared by CHAC using a range of assumptions regarding clinical success and commercial acceptance. Information on this page should be read in conjunction with prior pages and with disclosures in the Proxy Statement regarding the risk and uncertainties related to pro forma forecasts . $ 10.00 $ 16.81 $ 27.55 $ 45.38 $ 22.99 $37.81 $62.37 $0 $10 $20 $30 $40 $50 $60 At Business Combination Case A: Moderate Clinical Success and Commercial Uptake Case B: General Clinical Success and Commercial Uptake Case C: Breakthrough Clinical Success and Commercial Uptake Pro Forma Share Price 15.4% WACC 13.4% WACC

Thank you.